CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm" and to the use of our reports dated December 8, 2006 with respect to Dreyfus High Yield Shares and Dreyfus Mortgage Shares, which are incorporated by reference in this Registration Statement (Form N-1A 333-84224 and 811-21047) of Dreyfus Fixed Income Securities.

ERNST & YOUNG LLP
New York, New York
February 23, 2007